Exhibit 23.6

CONSENT OF QUALIFIED PERSON

I, Sean Kosinski, in connection with Arcadium Lithium plc’s registration statement on Form S-8, including any amendments thereto (the “Registration Statement”), consent to:

•	the incorporation by reference in the Registration Statement and use of the technical report titled “Resource and Reserve Report, Pre-Feasibility Study, Salar del Hombre Muerto, Argentina” (as amended, the “Technical Report Summary”), originally dated February 21, 2023 and amended on November 14, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to the Current Report of Livent Corporation on Form 8-K filed with the SEC on November 15, 2023 (the “Form 8-K”), which Form 8-K is incorporated by reference in the Registration Statement;

•	the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 8-K and the Registration Statement; and

•	any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified by me, that is or are included in or incorporated by reference in the Registration Statement.

I am responsible for authoring jointly with Integral Consulting Inc., and this consent pertains to, the entire Technical Report Summary. I certify that I have read the descriptions and references to the Technical Report Summary in the documents incorporated by reference into the Registration Statement and that such descriptions and references fairly and accurately represent information in the Technical Report Summary for which I am responsible.

Date: January 4, 2024

By:	/s/ Sean Kosinski
	Name:	Sean Kosinski
	Title:	CPG, P.Hg.